Exhibit 99.3

CONSENT OF DIRECTOR DESIGNEE

Shore Bancshares, Inc., a Maryland corporation, has filed a Registration Statement on Form S-4 (Registration No. 333-271273) (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with its acquisition of The Community Financial Corporation. In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to be named as a designee to the board of directors of Shore Bancshares, Inc. in the Registration Statement. I also consent to the filing of this consent as an exhibit to a Form 8-K to be incorporated by reference into such Registration Statement and any amendments thereto.

Dated: May 24, 2023

/s/ Louis P. Jenkins, Jr.
Louis P. Jenkins, Jr.